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

PROSPECTUS SUPPLEMENT                                                     FILE NO. 333-44173
(TO PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED         RULE 424(B)(3)
MARCH 12, 1998)
PROSPECTUS NUMBER: 1716


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                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES

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

PRINCIPAL AMOUNT:       $118,000,000              ORIGINAL ISSUE DATE:             May 29, 1998


CUSIP NUMBER:           59018S H80                STATED MATURITY DATE:            May 30, 2001


INTEREST CALCULATION:                             DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                    /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                    / / 30/360
(FIXED INTEREST RATE):                            / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                         / / COMMERCIAL PAPER RATE
/ / CMT RATE                                      / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                    / / CD RATE
/ / FEDERAL FUNDS RATE                            / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                              DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                                 LIBOR REUTERS PAGE:


INDEX MATURITY:         One Month                 MINIMUM INTEREST RATE:           Not Applicable


SPREAD:                 0.090%                    MAXIMUM INTEREST RATE:           Not Applicable


INITIAL INTEREST RATE:  5.73453%                  SPREAD MULTIPLIER:               Not Applicable


INTEREST RESET DATES:   Monthly, on the 30th of each month, commencing June 30, 1998 through the maturity date; subject to modified following business day convention.


INTEREST PAYMENT DATES: Monthly, on the 30th of each month, commencing June 30, 1998 through the maturity date; subject to modified following business day convention. In the case of
                        February, the payment date shall be the last good business day of the month.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  May 26, 1998


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